                                                            Exhbit No. EX-99.d.1

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made  this  ____ day of  _________,  200_,  by and  between  SMA
Relationship  Trust, a Delaware  statutory  trust (the "Trust"),  and UBS Global
Asset Management (US) Inc., a Delaware corporation (the "Advisor").

     1. Duties of the Advisor.  The Trust hereby  appoints the Advisor to act as investment  advisor to Series M (the  "Series") for the period and on such terms set forth in this  Agreement.  The  Trust  employs  the  Advisor  to manage  the investment and reinvestment of the assets of the Series, to continuously review, supervise and administer the investment  program of the Series,  to determine in its  discretion  the assets to be held  uninvested,  to  provide  the Trust with records  concerning  the  Advisor's  activities  which the Trust is  required to maintain,  and to render  regular  reports to the Trust's  officers and Board of
Trustees concerning the Advisor's  discharge of the foregoing  responsibilities.
The  Advisor  shall  discharge  the  foregoing  responsibilities  subject to the control  of the  officers  and  the  Board  of  Trustees  of the  Trust,  and in
compliance  with the  objectives,  policies  and  limitations  set  forth in the
Trust's Prospectus and Statement of Additional Information.  The Advisor accepts such  employment  and agrees to render the services  and to provide,  at its own expense, the office space, furnishings,  equipment and the personnel required by it to  perform  the  services  on the  terms and for the  compensation  provided herein.

     2.  Portfolio  Transactions.  The Advisor  shall  provide the Series with a trading department. The Advisor shall select, and with respect to the use of any sub-advisors,  shall  monitor the selection of, the brokers or dealers that will execute the purchases and sales of securities  for the Series and is directed to use its best efforts to ensure that the best available  price and most favorable execution of securities  transactions  for the Series are  obtained.  Subject to policies  established by the Board of Trustees of the Trust and  communicated to the Advisor,  it is understood that the Advisor will not be deemed to have acted unlawfully,  or to have breached a fiduciary  duty to the Trust or in respect of the Series,  or be in breach of any obligation  owing to the Trust or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities  transaction for the Series in excess of the amount of commission  another member of an exchange,  broker or dealer would have charged if the Advisor  determines in good faith that the  commission  paid was  reasonable  in relation to the brokerage or research  services  provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall  responsibilities  with respect to the Series and to other funds and advisory accounts for which the Advisor or any Sub-Advisor, as defined in Section 8 hereof, exercises investment discretion.  The Advisor will promptly communicate to the officers and trustees of the Trust such information  relating to the Series transactions as they may reasonably request.

     3.  Compensation  of the Advisor.  The Advisor shall not receive a fee from the Trust for the services rendered to the Series under this Agreement.

     4. Reports.  The Series and the Advisor agree to furnish to each other such information  regarding their operations with regard to their affairs as each may reasonably request.

     5. Status of Advisor.  The services of the Advisor to the Series are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Series are not impaired thereby.

     6. Liability of Advisor. In the absence of willful misfeasance,  bad faith, gross  negligence or reckless  disregard by the Advisor of its  obligations  and duties hereunder,  the Advisor shall not be subject to any liability  whatsoever to the Series,  or to any shareholder of the Series,  for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including,  without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.

     7. Delegation of Responsibilities to Sub-Advisors.  The Advisor may, at its
expense,  select  and  contract  with  one or more  affiliated  or  unaffiliated investment  advisors  registered  under  the  Investment  Advisers  Act of  1940
("Sub-Advisors") to perform some or all of the services for the Series for which it is  responsible  under  this  Agreement.  The  Advisor  will  compensate  any
Sub-Advisor  for its  services to the Series.  The  Advisor  may  terminate  the services of any  Sub-Advisor  at any time in its sole  discretion,  and shall at such time  assume  the  responsibility  of such  Sub-Advisor  unless and until a successor  Sub-Advisor  is selected  and the  requisite  approval of the Series'
shareholders is obtained.  The Advisor will continue to have  responsibility for all advisory services furnished by any Sub-Advisor.

     8.  Duration and  Termination.  This  Agreement  shall become  effective on
_________  __, 200_  provided that first it is approved by the Board of Trustees of the Trust, including a majority of those trustees who are not parties to this
Agreement or interested  persons of any party hereto,  in the manner provided in
Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act")
and by the holders of a majority of the  outstanding  voting  securities  of the
Series; and shall continue in effect until _________ __, 200_. Thereafter,  this
Agreement may continue in effect only if such  continuance  is approved at least annually  by:  (i) the  Trust's  Board  of  Trustees;  or (ii) by the  vote of a majority of the outstanding voting securities of the Series; and in either event by a vote of a majority  of those  trustees  of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in
Section 15(c) of the 1940 Act. This  Agreement may be terminated by the Trust at any time,  without the payment of any  penalty,  by the Board of Trustees of the
Trust  or by  vote  of the  holders  of a  majority  of the  outstanding  voting securities  of the  Series  on 60 days'  written  notice  to the  Advisor.  This
Agreement may be  terminated by the Advisor at any time,  without the payment of any penalty,  upon 60 days' written  notice to the Trust.  This  Agreement  will automatically  terminate in the event of its  assignment.  Any notice under this
Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 8, the terms "assignment," "interested person," and
"a vote of a  majority  of the  outstanding  voting  securities"  shall have the respective  meanings set forth in Section 2(a)(4),  Section 2(a)(19) and Section
2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

     9. Name of Advisor.  The parties  agree that the Advisor has a  proprietary interest in the names "SMA Relationship Trust" and "SMART," and the Trust agrees to promptly  take such action as may be necessary  to delete from its  corporate name and/or the name of the Series any reference to the names "SMA  Relationship
Trust" or "SMART"  promptly after receipt from the Advisor of a written  request therefor.

     10. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     11.  Amendment of this  Agreement.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought,  and no material amendment of this Agreement shall  be  effective  until  approved  by  vote  of a  majority  of the  Series'
outstanding voting securities.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of this ____ day of _________, 200_.

SMA RELATIONSHIP TRUST                     SMA RELATIONSHIP TRUST

By: ____________________________           By: ____________________________
Name:                                      Name:
Title:                                     Title:

UBS GLOBAL ASSET MANAGEMENT (US) INC.      UBS GLOBAL ASSET MANAGEMENT (US) INC.

By: ____________________________           By: ____________________________
Name:                                      Name:
Title:                                     Title: